UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

Hi-Tech Wealth Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33483 (Commission File Number)	88-0496645 (I.R.S. Employer Identification No.)

Suite 1503, Sino Plaza, 255-257 Gloucester Road, Causeway Bay, Hong Kong (Address of Principal Executive Offices)		n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2975-9809

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

Effective September 12, 2007, Mr. Simon Mu resigned as a director of Hi-Tech Wealth Inc. (the “Company”). There were no disagreements between Mr. Mu and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

On October 22, 2007, Mr. Dai Xiaoquan was appointed by the Board of Directors of the Company (the “Board”) to fill the vacancy left on the Board by Mr. Mu’s resignation. Mr. Dai has not been appointed to serve on any of the Board’s committees. There are no arrangements or understanding between Mr. Dai and any other persons pursuant to which Mr. Dai was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which Mr. Dai had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI-TECH WEALTH INC.

Dated: October 23, 2007	By:	/s/ Zhang Zhengyu
Name: Zhang Zhengyu
Title: Chief Executive Officer